As filed with the Securities and Exchange Commission on October 3, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE INVENTURE GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	86-0786101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050  N. 40th Street, Suite 300

Phoenix, Arizona 85018

(Address of Principal Executive Offices, including zip code)

POORE BROTHERS, INC. 2005 EQUITY INCENTIVE PLAN

(Full title of the plans)

Eric J. Kufel

President, Chief Executive Officer

The Inventure Group, Inc.

5050 N. 40th Street, Suite 300

Phoenix, Arizona 85018

Telephone: (623) 932-6200

(Name, address, and telephone number, including area code, of agent for service)

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value share:	1,097,167	$2.35	$2,578,343	$275.89

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be issuable in connection with share splits, share dividends or similar transactions.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock for October 2, 2006 as listed on the Nasdaq Small Cap Market.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, this Registration Statement is being filed by the Registrant for the purpose of registering an additional 1,097,167 shares of the Registrant’s Common Stock reserved for issuance upon the exercise of stock awards granted or available for grant under the Poore Brothers, Inc. 2005 Equity Incentive Plan, as amended (the “Plan”).  The Registrant has an effective Registration Statement filed on Form S-8 (File No. 333-127144) filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2005, covering 410,518 shares of Common Stock reserved for issuance upon the exercise of stock awards granted or available for grant under the Plan (the “Prior Registration Statement”).  The contents of the Prior Registration Statement are incorporated by reference herein.

The aggregate number of shares of the Registrant’s Common Stock reserved under the Plan includes shares that are released from, or reacquired by the Registrant pursuant to, the terms of awards outstanding under the Registrant’s 1995 Stock Option Plan, as amended (the “Prior Plan”).  The Registrant has filed the following registration statements for the indicated number of shares reserved for issuance upon the exercise of stock options granted or available for grant under the Prior Plan:  (i) an effective Registration Statement filed on Form S-8 (File No. 333-26117) filed with the Securities and Exchange Commission (the “Commission”) on April 29, 1997, covering 1,500,000 shares of Common Stock; (ii) an effective Registration Statement filed on Form S-8 (File No. 333-48692) filed with Commission on October 26, 2000, covering an additional 500,000 shares of Common Stock; (iii) an effective Registration Statement filed on Form S-8 (File No. 333-87028) filed with the Commission on April 26, 2002, covering an additional 500,000 shares of Common Stock; and (iv) an effective Registration Statement filed on Form S-8 (File No. 333-127145) filed with the Commission on August 3, 2005, covering an additional 89,482 shares of Common Stock (collectively, the “Prior Registration Statements”).

This Registration Statement registers a total of 1,097,167 shares, 500,000 of which were added to the Plan with shareholder approval at the Registrant’s 2006 Annual Meeting of Shareholders, and 597,167 of which were, as of the filing date hereof, released from, or reacquired by the Registrant pursuant to, the terms of awards outstanding under the Prior Plan and added to the Plan.

Item 8.    Exhibits.

Exhibit	Description

5.1	Opinion of Osborn Maledon, P.A.

23.1	Consent of Independent Public Registered Accounting Firm.

23.2	Consent of Osborn Maledon, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereof).

99.1

Poore Brothers, Inc. 2005 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Schedule 14A in connection with the Registrant’s 2006 Annual Meeting of Shareholders, filed with the Commission on April 26, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 3, 2006.

THE INVENTURE GROUP, INC.
By:	/s/ Eric J. Kufel
Eric J. Kufel
President and Chief Executive Officer

Power of Attorney: Each individual whose signature appears below hereby constitutes and appoints Eric J. Kufel and Steve Weinberger, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the SEC, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eric J. Kufel	President, Chief Executive Officer and	October 3, 2006
Eric J. Kufel	Director (Principal Executive Officer)

/s/ Steve Weinberger	Chief Financial Officer, Secretary and	October 3, 2006
Steve Weinberger	Treasurer (Principal Financial Officer and
Principal Accounting Officer)

/s/ Mark S. Howells	Director	October 3, 2006
Mark S. Howells

Director
Larry R. Polhill

/s/ Ash Asensio	Director	October 3, 2006
Ashton D. Asensio

Director
Macon Bryce Edmonson

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Osborn Maledon, P.A.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Osborn Maledon, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereof).

99.1

Poore Brothers, Inc. 2005 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Schedule 14A in connection with the Registrant’s 2006 Annual Meeting of Shareholders, filed with the Commission on April 26, 2006).